UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2009

CHANGDA INTERNATIONAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-53566 (Commission File Number)	98-0521484 (I.R.S. Employer Identification No.)

10th Floor Chenhong Building No. 301 East Dong Feng Street Weifang, Shandong, People’s Republic of China 261041
(Address of principal executive offices) (zip code)

86 1586 311 1662
(Registrant’s telephone number, including area code)

Not Applicable. (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2009, Jan Pannemann tendered his resignation as director of Changda International Holdings, Inc. (the “Company”). The Board of Directors resolved to accept Mr. Pannemann’s resignation, effective immediately.  The Board of Directors also appointed Mr. Pannemann as Executive Vice President, Strategic Planning & External Relations of the Company, effective as of October 8, 2009, to serve until the earlier of his resignation, dismissal, death or when his successor is duly elected and qualified.

Effective October 8, 2009, our Board of Directors appointed David Cohen, Esq. as an independent director and compensation committee chairman of the Company, to serve until the earlier of his resignation, dismissal, death or when his successor is duly elected and qualified.

Mr. Cohen, age 68, is a licensed attorney who has been a Member of the New York State Bar Association for the last 25 years. For the last 5 years he has been a sole practitioner with a general business law practice with a specialty in litigation and creditors’ issues.  Previously, David managed the bankruptcy practice at Herzfeld & Rubin, P.C. and prior to that was a partner at Cohen & Lippman, LLP a law firm with primarily a business law practice. Mr. Cohen is a Graduate of New York Law School.

From 2001 to 2004, David Cohen has served as an independent Director of Laidlaw Global Corporation, a Financial Holding company with multiple subsidiaries while the Company was listed on the American Stock Exchange and for a time on the OTC Bulletin-Board. In that function, he served as an independent Director and Member of the Audit Committee and the Compensation Committee. Prior to becoming a lawyer, Mr. Cohen served in the United States military in a communication unit based in Germany and was a Senior Executive for an Aviation company headquartered in Vienna, Austria with worldwide charter operations.

There is no family relationship between Mr. Cohen and any of our other officers and directors. Mr. Cohen is not a director of any other company. Except for the employment arrangement described below, Mr. Cohen has not had any transaction with us since the beginning of our last fiscal year.

Mr. Cohen’s compensation as director of the Company is set forth in an appointment letter with the Company dated October 8, 2009. He will be paid an annual fee of $12,000, payable in monthly installments. Upon appointment he will also be granted 9,000 shares of common stock of the Company, par value $0.001 per share, and two-year warrants to purchase 9,000 shares of common stock with an exercise price of $1.50 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGDA INTERNATIONAL HOLDINGS, INC.

Dated: October 9, 2009	By:	/s/ Qingran Zhu
Qingran Zhu
Chief Executive Officer